EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 21, 2002 relating to the consolidated financial statements and schedules of Barnes and Noble, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended February 2, 2002.



                                          /s/ BDO Seidman, LLP

New York, New York
June 11, 2002